UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.
645 Summer Street, Suite 101, Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 273-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 23, 2024, Ikena Oncology, Inc., a Delaware corporation (“Ikena”), Insight Merger Sub I, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and direct wholly owned subsidiary of Ikena (“Merger Sub I”), Insight Merger Sub II, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and direct wholly owned subsidiary of Ikena (“Merger Sub II”), and Inmagene Biopharmaceuticals, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Inmagene”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Inmagene, pursuant to which Merger Sub I will cease to exist and will be struck off the Register of Companies by the Registrar of Companies in the Cayman Islands (the “Registrar of Companies”), with Inmagene surviving (the “Surviving Entity”) such merger as a direct, wholly owned subsidiary of Ikena (the “First Merger”), and immediately after the First Merger, the Surviving Entity will merge with and into Merger Sub II, pursuant to which Inmagene will cease to exist and will be struck off the Register of Companies by the Registrar of Companies, with Merger Sub II surviving such merger as a direct, wholly owned subsidiary of Ikena (the “Second Merger” and, collectively with the First Merger, as appropriate, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended and that the Merger Agreement will constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

Subject to the terms and conditions of the Merger Agreement, at the time at which the First Merger becomes effective (the “First Effective Time”), (a) any ordinary shares and preferred shares of Inmagene (each such share, an “Inmagene Share”) held as treasury shares immediately prior to the First Effective Time will be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor, (b) each then-outstanding Inmagene Share will be converted into the right to receive a number of shares of Ikena Common Stock, par value $0.001 per share (“Ikena Common Stock”) calculated in accordance with the Merger Agreement (the “Exchange Ratio”) and (c) each then-outstanding option to purchase Inmagene Shares will be converted into an option to purchase Ikena Common Stock, subject to adjustment as set forth in the Merger Agreement. Under the Exchange Ratio formula in the Merger Agreement, following the closing of the First Merger (the “Closing”), on a pro forma basis and based upon the number of shares of Ikena Common Stock expected to be issued in the Merger and subject to certain other assumptions (including Ikena net cash of $100,000,000 as of Closing), the pre-Merger Inmagene equityholders will own approximately 55.6% of the combined company and the pre-Merger Ikena equityholders will own approximately 44.4% of the combined company, in each case, on a fully diluted basis using the treasury stock method. Under the Exchange Ratio formula in the Merger Agreement, following the closing of the PIPE Financing (as defined below), on a pro forma basis and based upon the number of shares of Ikena Common Stock expected to be issued in the Merger and subject to certain other assumptions, including Ikena assigned value of $120,000,000 and net cash target of $100,000,000 as of Closing and a PIPE Financing of approximately $75,000,000, the pre-Merger Inmagene equityholders will own approximately 43.5% of the combined company, the pre-Merger Ikena equityholders will own approximately 34.8% of the combined company, in each case of Inmagene and Ikena, on a fully diluted basis calculated using the treasury stock method, and the investors who are issued shares of Ikena Common Stock in the PIPE Financing will own approximately 21.7% of the combined company. Ikena’s valuation will be adjusted on a dollar for dollar basis to the extent that Ikena’s net cash at Closing is less than or greater than $100,000,000. In no event shall Ikena’s valuation exceed $122,000,000. If so, then prior to Closing, Ikena has the right to distribute the excess of the amount by which Ikena’s valuation exceeds $122,000,000 to stockholders of Ikena as of a record date prior to Closing.

For purposes of calculating the Exchange Ratio, (1) shares of Ikena Common Stock underlying Ikena stock options outstanding as of immediately prior to the First Effective Time with an exercise price that is less than $2.3647 (“Ikena In-the-Money Price”) (subject to certain adjustments) will be deemed to be outstanding, and (2) all Inmagene Shares underlying outstanding Inmagene options will be deemed to be outstanding.

At Closing, subject to the terms and conditions of the Merger Agreement, each unexpired and unexercised Ikena option will be accelerated in full. Each such Ikena option granted under the Ikena 2021 Stock Option and Incentive Plan will receive shares of Ikena Common Stock equal to the (a) product of (x) the aggregate number of shares of Ikena Common Stock underlying such Ikena option multiplied by (y) (i) amount by which the Ikena In-the-Money Price exceeds the exercise price on such options divided by (b) the Ikena In-the-Money Price (the “Option Value”). Each such Ikena option granted under the 2016 Stock Incentive Plan (each, a “2016 Ikena Option”) will remain outstanding pursuant to its terms, unless the holder of such 2016 Ikena Option enters into an agreement with Ikena to have their 2016 Ikena Option cancelled and extinguished as of the First Effective Time in exchange for the right to receive a number of shares of Ikena Common Stock equal to the Option Value.

In connection with the Merger, Ikena will seek the approval of its stockholders at a meeting of the Ikena stockholders (the “Ikena Stockholder Meeting”) to, among other things, (1) issue shares of Ikena Common Stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (2) effect the change of control of Ikena resulting from the Merger pursuant to the Nasdaq rules, (3) if deemed necessary or appropriate or as otherwise required by law, amend its amended and restated certificate of incorporation to effect a reverse stock split of Ikena Common Stock, with the ratio to be mutually agreed to by Ikena and Inmagene ((1) through (3) collectively, the “Ikena Voting Proposals”) and (4) adopt the 2025 Equity Incentive Plan (as defined in the Merger Agreement) and 2025 Employee Stock Purchase Plan (as defined in the Merger Agreement).

Each of Ikena and Inmagene has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval of its stockholders or shareholders (as applicable), (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and Closing, (4) Ikena using commercially reasonable efforts to maintain the existing listing of the Ikena Common Stock on Nasdaq and to cause the shares of Ikena Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to Closing, and (5) Ikena filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of Ikena Common Stock to be issued in connection with the Merger (the “Registration Statement”).

Should the board of directors of Ikena make an Insight Board Adverse Recommendation Change (as defined in the Merger Agreement) as a result of a Superior Offer (as defined in the Merger Agreement), the board of directors of Ikena will remain obligated to hold the Ikena Stockholder Meeting (with respect to the Merger Agreement) and may not terminate the Merger Agreement prior to a vote in order to enter into an agreement with respect to a Superior Offer.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by Ikena stockholders of the Ikena Voting Proposals, (2) approval by the requisite Inmagene shareholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing of the shares of Ikena Common Stock to be issued in connection with the Merger, (4) the effectiveness of the Registration Statement, (5) Ikena having a minimum of $95,000,000 in net cash if Closing occurs prior to May 1, 2025 and (6) the delivery of Lock-Up Agreements from certain stockholders of shareholders (as applicable) of the other party. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to applicable materiality qualifications, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of Closing.

The Merger Agreement contains certain termination rights of each of Ikena and Inmagene. Upon termination of the Merger Agreement under specified circumstances, Ikena may be required to pay Inmagene a termination fee of $5 million and/or reimburse Inmagene’s expenses up to a maximum of $1 million, and Inmagene may be required to pay Ikena a termination fee of $4.5 million and/or reimburse Ikena’s expenses up to a maximum of $1 million.

At the First Effective Time, the board of directors is expected to consist of seven members, three of whom will be designated by Inmagene, two of whom will be designated by Ikena, one of whom will be mutually agreed to by Inmagene and Ikena, and one of whom will be designated by the lead investor in the PIPE Financing.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1, to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Inmagene or Ikena or to modify or supplement any factual disclosures about Ikena in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Inmagene, Ikena, Merger Sub I, and Merger Sub II made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Inmagene, Ikena or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Ikena Contingent Value Rights Agreement

Immediately prior to the First Effective Time, Ikena and a rights agent (“Rights Agent”) are expected to enter into a Contingent Value Rights Agreement (the “Ikena CVR Agreement”), pursuant to which Ikena stockholders of record as of the close of business on the last business day prior to the day on which the First Effective Time occurs will receive one contingent value right (each, an “Ikena CVR”) for each outstanding share of Ikena Common Stock held by such stockholder on such date.

Pursuant to the Ikena CVR Agreement, each Ikena CVR holder will be entitled to certain rights to receive (i) 100% of the net proceeds, if any, received by Ikena as a result of contingent payments (“Ikena CVR Payments”) made to Ikena, such as milestone, royalty or earnout payments, received under any disposition agreements related to Ikena’s pre-Merger assets (the “Ikena CVR Assets”) entered into prior to the Closing Date and (ii) 90% of the net proceeds, if any, received by Ikena as a result of Ikena CVR Payments received under any disposition agreement related to the Ikena CVR Assets, including but not limited to, IK-595, entered into after the Closing Date and prior to the first anniversary of Closing. Such proceeds will be subject to certain permitted deductions, including for applicable tax payments, certain expenses incurred by Ikena or its affiliates, and losses incurred or reasonably expected to be incurred by Ikena or its affiliates due to a third-party proceeding in connection with a disposition and certain wind-down costs.

The Ikena CVR Payments, if any, will become payable to the Rights Agent for subsequent distribution to the Ikena CVR holders. In the event that no such proceeds are received during the CVR Term (as defined in the Ikena CVR Agreement), holders of the Ikena CVRs will not receive any payment pursuant to the Ikena CVR Agreement. There can be no assurance that any Ikena CVR holders will receive any Ikena CVR Payments.

The right to the contingent payments contemplated by the Ikena CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the Ikena CVR Agreement. The Ikena CVRs are not evidenced by a certificate or any other instrument and are not registered with SEC. The Ikena CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Ikena or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the Ikena CVRs.

The foregoing summary of the Ikena CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Ikena CVR Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Inmagene Contingent Value Rights Agreement

Immediately prior to the First Effective Time, Ikena and the Rights Agent are expected to enter into a Contingent Value Rights Agreement (the “Inmagene CVR Agreement”), pursuant to which Inmagene shareholders of record as of the close of business on the last business day prior to the day on which the First Effective Time occurs will receive one contingent value right (each, an “Inmagene CVR”) for each outstanding Inmagene Share held by such shareholder on such date.

Pursuant to the Inmagene CVR Agreement, each Inmagene CVR holder will be entitled to certain rights to receive (i) 90% of the net proceeds, if any, received by Ikena as a result of contingent payments (“Inmagene CVR Payments”) made to Ikena, such as milestone, royalty or earnout payments, received under any disposition agreements related to the programs and projects controlled by Inmagene any time prior to the Closing Date (other than its anti-OX40 monoclonal antibody asset, IMG-007), as may be further developed by or on behalf of Ikena after the Closing (the “Inmagene CVR Assets”), entered into prior to the Closing and (ii) 100% of the net proceeds, if any, received by Ikena as a result of Inmagene CVR Payments received under any disposition agreements related to the Inmagene CVR Assets entered into after the Closing Date and prior to the first anniversary of Closing. Such proceeds are subject to certain permitted deductions, including for applicable tax payments, certain expenses incurred by Ikena or its affiliates, and losses incurred or reasonably expected to be incurred by Ikena or its affiliates due to a third-party proceeding in connection with a disposition.

The Inmagene CVR Payments, if any, will become payable to the Rights Agent for subsequent distribution to the Inmagene CVR holders. In the event that no such proceeds are received during the CVR Term (as defined in the Inmagene CVR Agreement), holders of Inmagene CVRs will not receive any payment pursuant to the Inmagene CVR Agreement. There can be no assurance that any Inmagene CVR holders will receive any Inmagene CVR Payments.

The right to the contingent payments contemplated by the Inmagene CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the Inmagene CVR Agreement. The Inmagene CVRs are not evidenced by a certificate or any other instrument and are not registered with SEC. The Inmagene CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Ikena or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the Inmagene CVRs.

The foregoing summary of the Inmagene CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Inmagene CVR Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Loan and Security Agreement

On December 23, 2024 (the “Effective Date”), Ikena entered into a Loan and Security Agreement (the “Loan Agreement”) with Inmagene, pursuant to which Ikena will lend to Inmagene up to $22.5 million, consisting of (i) an initial term loan of $7.5 million, which will be funded three (3) Business Days after December 23, 2024 and (ii) additional term loans in increments of $7.5 million, subject to certain drawdown conditions (collectively, the “Term Loan Advances”). The Term Loan Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to 6.0% per annum, and may be prepaid at any time without premium or penalty.

The Term Loan Advances shall be secured by certain Inmagene assets in respect of its anti-OX40 monoclonal antibody asset, IMG-007. If the Merger Agreement is terminated, the Term Loan Advances shall mature and the Loan Agreement shall terminate on the date that is 6 months following the termination of the Merger Agreement. Upon consummation of the Merger, all unpaid Term Loan Advances and accrued interest shall be automatically forgiven and the Loan Agreement shall terminate.

The Loan Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the use of proceeds from the Term Loan Advances and the ability of Inmagene and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, engage in acquisitions, mergers or consolidations, or pay dividends and make other restricted payments. The Loan Agreement also contains certain customary affirmative covenants and events of default. The occurrence and continuance of an event of default after the termination of the Merger Agreement will enable Ikena to accelerate the Term Loan Advances.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) executive officers, directors, and certain shareholders of Inmagene (solely in their respective capacities as shareholders of Inmagene) have entered into support agreements with Ikena and Inmagene to vote all of their Inmagene Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the

“Inmagene Support Agreements”) and (ii) executive officers, directors, and certain stockholders of Ikena have entered into support agreements with Ikena and Inmagene to vote all of their shares of Ikena Common Stock in favor of the Ikena Voting Proposals and against any alternative acquisition proposals (the “Ikena Stockholder Support Agreements,” and, together with Inmagene Support Agreements, the “Support Agreements”). The Support Agreements shall terminate if the Merger Agreement is terminated or if the board of directors or any committee of the board of directors of either Ikena or Inmagene withholds, amends, withdraws or modifies its recommendation in a manner adverse to the other party in accordance with the terms of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and shareholders of Inmagene have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of Ikena Common Stock (other than shares purchased in the PIPE Financing) for the 180-day period following the Closing. Concurrently with the Closing, certain directors of Ikena who are continuing in such capacity and stockholders affiliated with them will enter into Lock-Up Agreements pursuant to which, subject to specified exceptions, they will agree not to transfer their shares of Ikena Common Stock for the 180-day period following the Closing.

The preceding summaries of the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the form of Inmagene Support Agreement, the form of Ikena Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

PIPE Financing

On December 23, 2024, Ikena entered into a subscription agreement (the “Subscription Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Subscription Agreement, and subject to the terms and conditions therein, immediately following the Second Effective Time, Ikena will consummate a private placement through the sale and issuance of shares of Ikena Common Stock for an aggregate purchase price of $75,000,000 (the “PIPE Financing”). The PIPE Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

At the closing of the PIPE Financing, in connection with the Subscription Agreement, Ikena has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors providing for the registration under the Securities Act of resales of the shares of Ikena Common Stock sold in the PIPE Financing. The consummation of the PIPE Financing is conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement and in the Subscription Agreement.

The foregoing descriptions of the Subscription Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement, as well as the Registration Rights Agreement included as Exhibit A to the Subscription Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On December 23, 2024, Ikena and Inmagene issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, except that the information contained on or accessible through the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Ikena and Inmagene in connection with the Merger.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed Merger; Ikena’s cash position at December 31, 2023 and for subsequent periods; the combined company’s listing on Nasdaq after Closing; expectations regarding the ownership structure of the combined company; the anticipated timing of Closing; the expected executive officers and directors of the combined company; expectations regarding the structure, timing and completion of the PIPE Financing, including investment amounts from investors, timing of closing, expected proceeds and impact on ownership structure; each company’s and the combined company’s expected cash position at Closing and the combined company’s expected cash runway following the Merger and the PIPE Financing; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates or platform technologies of the combined company; the executive and board structure of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; the potential to receive proceeds pursuant to the Ikena CVR Agreement or the Inmagene CVR Agreement; and other statements that are not historical fact. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Ikena, Inmagene or the proposed transactions herein will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Ikena’s control. Ikena’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to Closing are not satisfied, including the failure to timely obtain shareholder or stockholder (as applicable) approval for the Merger Agreement and the transactions contemplated thereby, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Ikena and Inmagene to consummate the proposed Merger; (iii) risks related to Ikena’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending Closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the Exchange Ratio, Ikena stockholders and Inmagene shareholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Ikena Common Stock relative to the value suggested by the Exchange Ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) the uncertainties associated with Inmagene’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; (xiv) risks associated with Ikena’s financial close process, (xv) the risk that the PIPE Financing is not consummated; (xvi) the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement and any agreements entered into in connection therewith; and (xvii) the possibility that Ikena CVR holders and Inmagene CVR holders may never receive any proceeds pursuant to the Ikena CVR Agreement and Inmagene CVR Agreement. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Ikena’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC, and in other filings that Ikena makes and will make with the SEC in connection with the proposed Merger, including the Proxy Statement described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Ikena expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in Ikena or Inmagene.

Participants in the Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith relate to the proposed merger transaction involving Ikena and Inmagene and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, Ikena will file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This Current Report on Form 8-K is not a substitute for the Form S-4, the Proxy Statement or for any other document that Ikena may file with the SEC and or send to Ikena’s shareholders in connection with the proposed Merger. Ikena, Inmagene, and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Ikena’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of Ikena is set forth in its Schedule 14A, which was filed with the SEC on April 26, 2024, and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described below. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF IKENA ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IKENA, THE PROPOSED MERGER AND RELATED MATTERS.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith do not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed Merger or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Ikena with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Ikena with the SEC will also be available free of charge on Ikena’s website at www.ikenaoncology.com, or by contacting Ikena’s Investor Relations at rcohen@ikenaoncology.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2024, by and among Ikena, Insight Merger Sub I, Insight Merger Sub II, and Inmagene

10.1*	Form of Ikena CVR Agreement

10.2*	Form of Inmagene CVR Agreement

10.3*	Loan and Security Agreement, dated as of December 23, 2024, by and between Ikena and Inmagene

10.4	Form of Inmagene Support Agreement

10.5	Form of Ikena Support Agreement

10.6	Form of Lock-Up Agreement

10.7*	Subscription Agreement, dated as of December 23, 2024, by and among Ikena and certain parties thereto

99.1	Joint Press Release, issued on December 23, 2024

99.2	Investor Presentation, dated November 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) or 601(b)(2) of Regulation S-K, as applicable. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: December 23, 2024	By:	/s/ Mark Manfredi
	Name:	Mark Manfredi, Ph.D.
	Title:	President and Chief Executive Officer